Exhibit 10.1

                            SHARE PURCHASE AGREEMENT


          THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of the 3rd day of July, 2003 by and between Scottish Annuity & Life Holdings, Ltd. (the "Company"), a Cayman Islands company, and Pacific Life Insurance Company ("PacLife"), a California corporation.

          WHEREAS, PacLife acquired 4,532,380 of the ordinary shares, par value $.01 per share, of the Company ("Ordinary Shares") on December 31, 2001 pursuant to that certain Share Purchase Agreement dated as of August 6, 2001 by and between the Company and PacLife (the "2001 Share Purchase Agreement") and currently owns approximately 16.6% of the Company's outstanding Ordinary Shares;

          WHEREAS, PacLife desires to sell some of its Ordinary Shares;

          WHEREAS, the Company believes it is in the best interests of the Company and its Shareholders for PacLife to reduce its ownership of Ordinary Shares and to increase the public's ownership of Ordinary Shares;

          WHEREAS, in furtherance of the foregoing, the Company intends to purchase and PacLife intends to sell some of PacLife's Ordinary Shares;

          WHEREAS, the Company filed a "shelf" Registration Statement on Form S-3 (File No. 333-104545) (the "Registration Statement") with the United States Securities and Exchange Commission on April 15, 2003, which Registration Statement registered the future issuance by the Company of up to an aggregate of $500,000,000 of equity and debt securities; and

          WHEREAS, the Company intends to (i) sell 7,000,000 newly issued Ordinary Shares (or 8,050,000 Ordinary Shares, if the underwriters exercise their over-allotment option in full) in an underwritten offering with Bear Stearns & Co. Inc., UBS Securities LLC and certain other investment banks in July 2003 (the "Offering"), and (ii) use the Net Proceeds (as defined herein) of the sale of 1,000,000 Ordinary Shares in the Offering to purchase 1,000,000 Ordinary Shares held by PacLife (and, if the underwriters exercise their over-allotment option, the Net Proceeds of the sale of such number of Ordinary Shares representing 50% of the Ordinary Shares sold by the Company as a result of the exercise of the over-allotment option to purchase an additional number of Ordinary Shares held by PacLife equal to 50% of the Ordinary Shares sold by the Company as a result of the exercise of the over-allotment option, up to a maximum of an additional 525,000 Ordinary Shares), or the Net Proceeds of such lesser number of shares as determined in accordance with Section 1.3 of this Agreement to purchase such lesser number of shares held by PacLife (such number of shares to be purchased from PacLife, the "PacLife Shares");

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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                                   ARTICLE I.

                  PURCHASE AND SALE OF PACLIFE SHARES; OFFERING

          1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, PacLife agrees to sell to the Company, and the Company agrees to purchase from PacLife, all of the PacLife Shares at the Closing (as defined below) for a purchase price per share (the "Purchase Price") equal to the public offering price per share of the ordinary shares sold in the Offering, minus the underwriting discounts and commissions per share (the "Net Proceeds"). The Purchase Price shall be paid as provided in Section 1.2. The purchase of the PacLife shares by the Company hereunder shall be a repurchase and redemption for the purposes of Article 6(c)(vi) of the Company's Articles of Association.

          1.2 Closing. The closing of the purchase and sale of the PacLife Shares hereunder (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, NY 10019, on the date of the closing of the Offering (or the earliest date thereafter permitted by Applicable Law (as defined below)), after satisfaction or waiver of the conditions set forth in Article V, or at such other time or place as PacLife and the Company may agree (the "Closing Date"). The terms "Closing" and "Closing Date" shall also be deemed to refer to any additional closing or additional closing date relating to the sale of Ordinary Shares pursuant to any exercise of the over-allotment option to be granted to the underwriters. At each Closing:

          (a) The Company shall deliver to PacLife in immediately available funds an amount equal to the Purchase Price multiplied by the number of PacLife Shares sold by PacLife at such Closing by wire transfer to an account or accounts designated by PacLife by written notice to the Company, which notice shall be delivered not later than two Business Days prior to the applicable Closing Date (or, if not so designated, then by certified or official bank check or checks payable in immediately available funds to the order of PacLife or its designee in such amount). For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (b) PacLife shall deliver to the Company one or more certificates representing the PacLife Shares sold at such Closing, duly endorsed or accompanied by an instrument of transfer and stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

          1.3 The Offering. (a) The Company intends to proceed with the Offering, in cooperation with the underwriters, as soon as practicable. If the lead book-running manager of the Offering advises the Company that marketing or other factors (including, but not limited to, a decline in the market value of the Ordinary Shares) require a limitation on the number of Ordinary Shares to be offered and sold in the Offering, the Company shall immediately so notify PacLife in writing of that fact, and the number of PacLife Shares to be purchased by the Company hereunder with the proceeds of Ordinary Shares in the Offering shall be reduced by the number of shares as is necessary to reduce the size of the Offering to comply with the lead book-running manager's advice.


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          (b) If the underwriters determine to exercise an over-allotment option in the Offering (commonly referred to as the "green shoe"), then the Company shall immediately so notify PacLife in writing of such exercise. In such event, PacLife shall sell, and the Company shall apply the Net Proceeds realized from the sale of 50% of the Ordinary Shares sold by the Company as a result of the exercise of such over-allotment option to purchase, an additional number of Ordinary Shares held by PacLife equal to 50% of the Ordinary Shares sold by the Company as a result of the exercise of the over-allotment option, up to a maximum of 525,000 additional Ordinary Shares.

          1.4 Offering Expenses. All reasonable out-of-pocket expenses incurred in connection with the Offering shall be borne by the Company. All fees and disbursements of counsel for PacLife shall be borne by PacLife.

                                  ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each of PacLife as follows:

          2.1 Organization and Qualification. The Company is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing (to the extent such concepts are applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in any material adverse effect on the business, properties, assets, operations, results of operations or condition of it and its subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the agreements and instruments to be entered into in connection herewith, or on the authority or ability of such entity to timely perform its obligations under this Agreement (a "Material Adverse Effect").

          2.2 Authorization, Enforcement and Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, including, but not limited to, the Offering and the purchase of the PacLife Shares in accordance with the terms hereof. The Company has taken all necessary action (corporate or other) to authorize the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and no further consent or authorization is required of the Company's Board of Directors or its shareholders. Upon the execution and delivery of this Agreement, this Agreement will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.


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                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF PACLIFE

          PacLife hereby represents and warrants to the Company as follows:

          3.1 Organization and Qualification. PacLife is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California. Each of PacLife and its subsidiaries is duly qualified to do business and is in good standing (to the extent such concepts are applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in any Material Adverse Effect.

          3.2 Authorization, Enforcement, and Validity. PacLife has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. PacLife has taken all necessary action (corporate or other) to authorize the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and no further consent or authorization is required of PacLife's Board of Directors or its shareholders. Upon the execution and delivery of this Agreement, this Agreement will constitute the valid and binding obligation of PacLife enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

          3.3 Valid Title to PacLife Shares

          (a) PacLife has, and on each relevant Closing Date will have, valid title to the PacLife Shares free and clear of all security interests, claims, liens, equities or other encumbrances of any kind and the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver the PacLife Shares to the Company.

          (b) PacLife will deliver the PacLife Shares to be purchased by the Company in certificated form. Upon delivery of PacLife Shares to the Company in certificated form and upon payment therefor pursuant to this Agreement, such delivery will pass valid title to such PacLife Shares to the Company, free and clear of any security interests, claims, liens, equities or other encumbrances of any kind.

                                  ARTICLE IV.

                                    COVENANTs

          4.1 Press Release. Except as required by any applicable law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of any United States or foreign federal, national, state, local, county, city or other political subdivision ("Applicable Law"), neither the Company nor PacLife nor any of their affiliates shall make any public statement or issue or cause the publication of any press release or other announcement with


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respect to this Agreement, the Offering or the transactions contemplated hereby without prior consultation with the other party hereto. Notwithstanding the foregoing, the Company, PacLife and their respective affiliates may make such statement or issue such press release or other announcement if any of them determine, upon the advice of counsel, that such action is required by Applicable Law. In such case, the Company, PacLife and their respective affiliates shall cooperate to reach mutual agreement regarding the content of such statement, release or announcement. Any such statement, press release or other announcement shall be made in accordance with Applicable Law.

          4.2 Agreement with Respect to the 2001 Share Purchase Agreement. The Company and PacLife agree that the purchase and sale of the PacLife Shares provided for in this Agreement does not constitute a breach of any covenant provided in Section 5.4 of the 2001 Share Purchase Agreement.

                                   ARTICLE V.

                              CONDITIONS TO CLOSING

          5.1 Conditions to Obligations of the Company. The obligations of The Company to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver, where permissible, prior to each Closing Date of the following conditions:

          (a) no temporary restraining order, preliminary or permanent injunction or other judgment, decision or order issued by any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any United States or foreign federal, national, state, local, county, city or other political subdivision ("Governmental Authority") shall be in effect preventing the consummation of the transactions consummated hereby;

          (b) the representations and warranties of PacLife set forth in this Agreement shall be true and accurate as of each Closing Date as though made at or as of such time, except as would not have a Material Adverse Effect on PacLife;

          (c) PacLife shall have performed in all material respects all obligations required to be performed by them at or prior to each Closing Date; and

          (d) the completion of the Offering in accordance with Article I.

          5.2 Conditions to Obligations of PacLife. The obligations of PacLife to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver, where permissible, prior to each Closing Date of the following conditions:

          (a) no temporary restraining order, preliminary or permanent injunction or other judgment, decision or order issued by any Governmental Authority shall be in effect preventing the consummation of the transactions consummated hereby;

          (b) the representations and warranties of the Company set forth in this Agreement shall be true and accurate as of each Closing Date as though made at or as of such time, except as would not have a Material Adverse Effect on the Company; and


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          (c) The Company shall have performed in all material respects all obligations required to be performed by it at or prior to each Closing Date.

                                  ARTICLE VI.

                        INDEMNIFICATION AND CONTRIBUTION

          6.1 Indemnification.

          (a) The Company agrees to indemnify PacLife and each of its officers and directors, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or in any prospectus used in connection with the Offering (including any documents incorporated by reference therein), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder applicable to the Company in connection with the Offering, and will reimburse PacLife and each of its officers and directors, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by PacLife with respect to PacLife and stated to be specifically for use in any prospectus used in connection with the Offering.

          (b) PacLife agrees to indemnify the Company, and each of its directors and officers, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact with respect to PacLife contained in any prospectus used in connection with the Offering, or any omission (or alleged omission) to state therein a material fact with respect to PacLife required to be stated therein or necessary to make the statements by PacLife not misleading, and will reimburse the Company and each of its officers and directors, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such prospectus in reliance upon and in conformity with written information furnished to the Company by or an behalf of PacLife and stated to be specifically for use therein.

          (c) Each party entitled to indemnification under this Article VI (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense


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


(unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VI unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          6.2 Contribution.

          To the extent that the indemnification provided for in this Article VI is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          6.3 Payments as Incurred. Any payments required to be made to an Indemnified Party under this Article VI shall be made as the related claims, losses, damages, liabilities or expenses are incurred.

                                  ARTICLE VII.

                                  MISCELLANEOUS

          7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the initial Closing
Date:

          (a) By the mutual written consent of the Company and PacLife;

          (b) By either the Company or PacLife by written notice to the other party, if the initial Closing shall not have occurred on or prior to August 31, 2003; or


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          (c) By either the Company or PacLife if there shall be a material breach by the other party of any of its representations, warranties, covenants or agreements contained in this Agreement.

          7.2 Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written agreement of the Company and PacLife.

          7.3 Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

          7.4 Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          7.5 Governing Law And Forum. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITH REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action suit or proceeding arising out of or related to this Agreement. In any such action, suit or proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of the above courts, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper.

          7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

          7.7 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein, supersedes all prior agreements and understandings with respect to such matters executed by and among the Company and PacLife (and their respective affiliates), and, except as specifically set forth herein or therein, neither the Company nor PacLife (nor any of their respective affiliates) makes any representation, warranty, covenant or undertaking with respect to such matters. Notwithstanding the foregoing, except as otherwise explicitly stated herein, the Registration Rights Agreement is not affected hereby and remains in full force and effect.

          7.8 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized international express courier postage prepaid, and shall be as addressed as follows:


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If to the Company:

          Scottish Annuity & Life Holdings, Ltd.
          P.O. Box HM 2939
          Crown House, Third Floor
          4 Par-La Ville Road
          Hamilton HM08 Bermuda

          Attn:   Paul Goldean
                  Tel:  (441) 295-4451
                  Fax:  (441) 295-7576

With copies to:

          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          125 West 55th Street
          New York, NY 10019

          Attn:   Stephen G. Rooney
                  Tel:  (212) 424-8013
                  Fax:  (212) 424-8500

If to PacLife:

          Pacific Life Insurance Company
          700 Newport Center Drive
          Newport Beach, CA 92660-6397

         Attn:    General Counsel
                  Tel:  (949) 219-3326
                  Fax:  (949) 219-3706

With copies to:

          Pacific Life Insurance Company
          700 Newport Center Drive
          Newport Beach, CA 92660-6397

          Attn: Sharon A. Cheever, Esq.
               Tel: (949) 219-3852
               Fax: (949) 219-3706

Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

                             SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                             By:   /s/ Scott E. Willkomm
                                ---------------------------------------------
                                  Name:  Scott E. Willkomm
                                  Title: President



                             PACIFIC LIFE INSURANCE COMPANY


                             By:  /s/ Khanh T. Tran
                                ---------------------------------------------
                                  Name: Khanh T. Tran
                                  Title:    Executive Vice President, Chief
                                                Financial Officer



                             By:  /s/ Audrey L. Milfs
                                ---------------------------------------------
                                  Name: Audrey L. Milfs
                                  Title: Secretary


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